SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                            ----------------------



                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of Earliest Event Reported): April 24, 1998
                                                          --------------


                            Finlay Fine Jewelry Corporation
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     33-59380             13-3287757
  ----------------------------   ------------------     -------------------
  (State or other jurisdiction       (Commission         (I.R.S. Employer
     of incorporation)               File Number)       Identification No.)



       529 Fifth Avenue, New York, New York                        10017
    ------------------------------------------                  -----------
    (Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (212) 808-2800
                                                           --------------

                   521 Fifth Avenue, New York, New York 10175
     -----------------------------------------------------------------------
           Former name or former address, if changed since last report




_____________________________
* The Registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 5.  Other Events.

     On April 24, 1998, Finlay Fine Jewelry Corporation (the "Registrant"), a wholly-owned subsidiary of Finlay Enterprises, Inc., a Delaware corporation ("Finlay Enterprises"), sold $150.0 million aggregate principal amount of its 8-3/8% Senior Notes due May 1, 2008 (the "Senior Notes"). Concurrently with the closing of the sale of the Senior Notes, Finlay Enterprises and certain stockholders of Finlay Enterprises ("Selling Stockholders") sold an aggregate of 1,800,000 shares of Common Stock of Finlay Enterprises (of which 567,310 shares were sold by Finlay Enterprises (the "Equity Offering") and 1,232,690 shares were sold by the Selling Stockholders), (ii) Finlay Enterprises sold $75.0 million aggregate principal amount of its 9% Senior Debentures due May 1, 2008 (the "Senior Debentures") and (iii) the Amended and Restated Credit Agreement dated as of September 11, 1997, as amended, among General Electric Capital Corporation, individually and as agent, certain other lenders and financial institutions parties thereto, the Registrant and Finlay Enterprises, was amended to increase the line of credit thereunder from $225.0 million to $275.0 million and to make certain other changes (the "GECC Amendment"). In addition, the Registrant entered into an amendment to the Gold Consignment Agreement dated as of June 15, 1995, as amended, between the Registrant and Rhode Island Hospital Trust National Bank (the "Gold Consignment Agreement") to (i) renew the Gold Consignment Agreement through December 31, 2001, (ii) allow the Registrant to obtain up to the lesser of (x) 85,000 fine troy ounces or (y) $32.0 million worth of gold and (iii) make certain other modifications (the "RIHT Amendment"). Pursuant to the terms of the RIHT Amendment, effectiveness of certain portions thereof is conditioned upon completion of the redemptions described below.

     The net proceeds to the Registrant from the sale of the Senior Notes will be used to redeem the Registrant's existing 10- 5/8% Senior Notes due 2003 (the "10-5/8% Notes"), including associated premiums, and to make an intercompany repayment of $0.9 million (as of January 31, 1998) to Finlay Enterprises. Finlay Enterprises will use the net proceeds from the sale of the Senior Debentures and the Equity Offering, together with the proceeds from the repayment of a note receivable (including accrued interest thereon) of $1.3 million (as of January 31, 1998) from an executive officer and the repayment of the above- mentioned intercompany liability by Finlay Jewelry, to redeem Finlay Enterprises' existing 12% Senior Discount Debentures due 2005, including associated premiums (the "12% Debentures"). A formal notice of redemption specifying a May 26, 1998 redemption date has been given by the Registrant and Finlay Enterprises with respect to the 10-5/8% Notes and 12% Debentures, respectively.

     The descriptions of the terms of the Senior Notes, the GECC Amendment and the RIHT Amendment are qualified in their entirety by reference to Exhibits 4.1,
10.1 and 10.2, respectively, attached hereto.

Item 7.  Financial Statements and Exhibits.

               (a)   Not Applicable.

               (b)   Not Applicable.

               (c)   Exhibits

                     1.1     Underwriting Agreement - Senior Notes.

                     4.1 Indenture between Finlay Fine Jewelry Corporation and Marine Midland Bank, as Trustee, dated as of April 24, 1998.

                     10.1 Amendment No. 3 dated as of April 24, 1998 to Amended and Restated Credit Agreement dated as of September 11, 1997, as amended, by and among General Electric Capital Corporation, individually and as agent, certain other lenders and financial institutions parties thereto, Finlay Fine Jewelry Corporation and Finlay Enterprises, Inc.

                     10.2 Amendment No. 6 dated as of April 24, 1998 to Gold Consignment Agreement dated as of June 15, 1995, as amended, between Finlay Fine Jewelry Corporation and Rhode Island Hospital Trust National Bank.

                                                     SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            FINLAY FINE JEWELRY CORPORATION



Dated:  May 6, 1998                         By:
                                               Name:  Bruce Zurlnick
                                               Title: Treasurer

                                  EXHIBIT INDEX


1.1     Underwriting Agreement - Senior Notes.

4.1     Indenture between Finlay Fine Jewelry Corporation and
        Marine Midland Bank, as Trustee, dated as of April 24,
        1998.

10.1 Amendment No. 3 dated as of April 24, 1998 to Amended and Restated Credit Agreement dated as of September 11, 1997, as amended, by and among General Electric Capital Corporation, individually and as agent, certain other lenders and financial institutions parties thereto, Finlay Fine Jewelry Corporation and Finlay Enterprises, Inc.

10.2    Amendment No. 6 dated as of April 24, 1998 to Gold
        Consignment Agreement dated as of June 15, 1995, as amended, between Finlay Fine Jewelry Corporation and Rhode Island Hospital Trust National Bank.


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